FRIEDLOB SANDERSON RASKIN PAULSON & TOURTILLOTT, LLC
                               1400 GLENARM PLACE
                                DENVER, CO 80202



                                                 February 8, 1999

ImaginOn, Inc.
1313 Laurel Street, Suite 1
San Carlos, CA  94070

         Re:      Registration Statement on Form S-3 Opinion of Counsel

Gentlemen:

         As counsel for ImaginOn, Inc., a Delaware corporation (the "Corporation"), we have examined the Certificate of Incorporation, as amended, the Bylaws and minutes of the Corporation and such other corporate records, documents, certificates and other instruments as, in our judgment, we deemed relevant for the purposes of this opinion. We have also, as such counsel, examined the Registration Statement on Form S-3, Securities and Exchange Commission File No. 333-_____, as amended to date (the "Registration Statement"), covering the issuance of shares of the Company's common stock, $.01 par value (the "Common Stock"), upon the exercise of the Company's publicly-held warrants (the "Publicly-held Warrants") and the resale by certain Selling Securityholders of securities of the Corporation including warrants and shares of the Corporation's Common Stock which may be issued to Selling Securityholders upon the exercise of outstanding warrants.

         Based upon the foregoing, we are of the opinion that (i) the shares of Common Stock to be issued upon exercise of the Publicly-held Warrants, when paid for in accordance with the terms of the Publicly-held Warrants will be legally issued, fully paid and non-assessable, (ii) the Common Stock to be sold by the Selling Securityholders constitutes legally issued, fully paid and non-assessable shares of Common Stock, (iii) the warrants issuable upon exercise of certain warrants of the Company, when paid for in accordance with the terms of their respective warrants, will be duly authorized and legally issued, and
(iv) the shares of Common Stock to be issued upon exercise of the warrants underlying certain warrants of the Company, when paid for in accordance with the terms of their respective warrants, will be legally issued, fully paid and non-assessable shares of Common Stock.

         We know that we are referred to under the caption "Legal Matters" included in the Prospectus forming a part of the Registration Statement. We hereby consent to such use of our name in the Registration Statement and to the filing of this opinion as Exhibit 5.1 thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,

                                       /S/ FRIEDLOB SANDERSON RASKIN
                                           PAULSON & TOURTILLOTT, LLC